Exhibit 99.1

Contact:	Dan Foley – Investors	Alberto López — Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6370	(702) 407-6344

Release #HET 07-0669

Harrah’s Entertainment Reports Record Second-Quarter Results;
Acquisitions, Expansions Bolster Results in Multiple Markets

•                  Revenue reaches a record $2.4 billion, up 67%

•                  Property EBITDA up 70% to record $673 million; operating margins improve in most regions

•                  Adjusted EPS from Continuing Operations of 95 cents, up 10% to a quarterly record; investments in development, concept planning impact Adjusted EPS

•                  Company realizes $118 million in first-year synergies from Caesars Entertainment acquisition

•                  Overall operations remain strong

LAS VEGAS – July 27, 2006 – Harrah’s Entertainment, Inc. (NYSE:HET) today reported the following financial results for the second quarter of 2006:

COMPANYWIDE RESULTS

(in billions, except per share
amounts)

	2006		2005	Percent
	Second		Second	Increase
	Quarter		Quarter	(Decrease)

Revenues	$2.37	*	$1.42	66.8%
Property EBITDA	0.67	*	0.40	70.0%
Adjusted EPS from Continuing Operations	$0.95	*	$0.86	10.5%

 * Represents quarterly record.

Property EBITDA and Adjusted EPS from Continuing Operations are not Generally Accepted Accounting Principles measurements but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies. In addition, analysts’ per-share earnings estimates for gaming companies are comparable to Adjusted EPS from Continuing Operations. Reconciliations of Adjusted EPS from Continuing Operations to GAAP EPS and Property EBITDA to income from operations are attached to this release.

On a GAAP basis, second-quarter income from operations was $432 million, nearly double the year-ago quarter. Net income was $129 million, up 22 percent from $106 million in the 2005 second quarter. Diluted earnings per share from continuing operations were 69 cents, an increase of 6 percent from the 65 cents achieved in the year-ago quarter.

Second-quarter same-store sales at properties that Harrah’s has operated for more than 12 months rose 5 percent from the year-ago quarter, while cross-market play increased 13 percent; the comparisons exclude properties closed for all or part of the period due to hurricane damage sustained in the third quarter of 2005, as well as properties acquired from Caesars Entertainment on June 13, 2005.

Strategic updates

•                  Harrah’s operating businesses are strategically positioned and performing well.Most businesses delivered excellent performance while those in the Indiana/Illinois region were challenged by higher taxes in Illinois and road construction near Horseshoe Hammond.Customer visitation and spending in the quarter remained strong.

•                  Properties acquired from Caesars Entertainment performed well during the quarter. Illustrating the ongoing success of the Caesars acquisition, Harrah’s recorded $118 million in synergies in its first full year of ownership.

•                  Acquisitions made by the company in recent years, particularly that of Caesars Entertainment, have provided the company a number of options for pursuing long-term growth. Harrah’s development pipeline is growing steadily, and is enhanced by the company’s portfolio of brands.During the quarter, Harrah’s invested in future growth by increasing its spending on Master Planning and Development activities, including those in Las Vegas, Atlantic City, Biloxi and internationally.

“Our healthy, broad-based growth in the second quarter demonstrates that our overall operations remain strong,” said Gary Loveman, chairman, chief executive officer and president of Harrah’s Entertainment. “Our core business – particularly in Las Vegas and Atlantic City – remains robust, and customer visitation and spending remains healthy across the country.”

“We are particularly pleased with the performance of the Caesars Entertainment legacy properties,” Loveman said.“With our tools and capabilities now in place, we expect continued strong performances from the Caesars legacy operations. Strategic acquisitions have given us a clear platform toward long-term, controllable growth.”

“During the quarter we incurred higher project development and master planning costs, reflecting the great importance we place on the prudent investment of our stockholders’ capital,” Loveman said.“We are pursuing attractive capital investments in the United States, Europe, the Caribbean and elsewhere. We are investing considerable resources to carefully plan these developments – and will continue to do so in the coming quarters – in order to ensure that these projects will generate the level of return on capital our stockholders have come to expect.”

“One of our most significant projects is our master planning for the Las Vegas Strip,” Loveman said. “While our plans for Las Vegas have yet to be finalized, one thing is certain – we will invest prudently and cost-effectively, as we have consistently done in the past.”

Second-quarter news summaries

•                  In May, a Harrah’s subsidiary signed a definitive agreement to acquire the remaining assets of Casino Magic Biloxi from Pinnacle Entertainment. The agreement also calls for the sale of two Harrah’s subsidiaries that own businesses in Lake Charles, La., to a Pinnacle subsidiary.Harrah’s intends to use the 18-acre Casino Magic site to pursue long-term development opportunities on the Mississippi Gulf Coast. The transaction is expected to close in the fourth quarter of 2006, subject to the receipt of required regulatory approvals.

•                  The company completed the sale of the Flamingo Laughlin hotel-casino and an undeveloped land parcel in Atlantic City; and, separately, the sale of the Reno Hilton hotel-casino.

•                  Play in the 37th annual World Series of Poker, which covers 45 events, began June 25 at the Rio, and will continue through the conclusion of the Main Event on August 10. Extending national exposure of this brand, a Harrah’s subsidiary entered into an agreement with ESPN to extend the network’s television coverage of the WSOP through 2010.

Regional Results

Summaries of results by region follow below. Results for the second quarter of 2005 include 17 days of operations of the Caesars Entertainment properties, acquired on June 13, 2005.

Las Vegas Region

LAS VEGAS REGION

(in millions)

	2006	2005	Percent	2006	2005	Percent
	Second	Second	Increase	First Six	First Six	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Harrah’s Properties
Total revenues	$246.8	$238.3	3.6%	$501.9	$487.1	3.0%
Income from operations	61.0	64.0	-4.7%	131.0	133.8	-2.1%
Property EBITDA	79.6	80.2	-0.7%	167.7	165.6	1.3%
Acquired Properties
Total revenues	556.5	77.8	N/M	1,127.1	77.8	N/M
Income for operations	148.7	15.5	N/M	312.8	15.5	N/M
Property EBITDA	185.8	21.8	N/M	385.8	21.8	N/M
Total Las Vegas Region
Total revenues	$803.3	$316.1	154.1%	$1,629.0	$564.9	188.4%
Income from operations	209.7	79.5	163.8%	443.8	149.3	197.3%
Property EBITDA	265.4	102.0	160.2%	553.5	187.4	195.4%

Harrah’s Properties include Harrah’s Las Vegas, Rio and in 2005, Horseshoe Las Vegas.

Acquired Properties include Bally’s Las Vegas, Paris, Flamingo Las Vegas, Caesars Palace and Imperial Palace.

The addition of the acquired properties was the primary driver of growth in the Las Vegas region. Strong visitation to the Las Vegas market, cross-property play by Total Rewards members at our Las Vegas properties and the addition of the Augustus Tower at Caesars Palace contributed to higher results. Harrah’s legacy properties in Las Vegas reported a slight decline as the company expanded its Las Vegas cross-property marketing strategy to include Bally’s, Caesars Palace, Flamingo and Paris.

Other Nevada Region

OTHER NEVADA

(in millions)

	2006	2005	Percent	2006	2005	Percent
	Second	Second	Increase	First Six	First Six	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total Other Nevada
Total revenues	$158.5	$146.7	8.0%	$311.4	$285.4	9.1%
Income from operations	25.7	21.3	20.7%	49.1	36.9	33.1%
Property EBITDA	39.2	33.9	15.6%	75.5	62.5	20.8%

Other Nevada Properties include Harrah’s Reno, Harrah’s Lake Tahoe, Bill’s Casino and Harrah’s Laughlin.

Increases in the Other Nevada region were driven by strong visitation volumes at the company’s properties in Northern Nevada and Laughlin.

Atlantic City Region

ATLANTIC CITY REGION

(in millions)

	2006	2005	Percent	2006	2005	Percent
	Second	Second	Increase	First Six	First Six	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Harrah’s Properties
Total revenues	$220.3	$205.4	7.3%	$429.8	$388.6	10.6%
Income from operations	53.6	52.9	1.3%	101.6	95.6	6.3%
Property EBITDA	75.5	77.4	-2.5%	143.5	140.4	2.2%
Acquired Properties
Total revenues	300.7	53.6	N/M	581.4	53.6	N/M
Income for operations	70.6	10.9	N/M	118.4	10.9	N/M
Property EBITDA	94.5	14.6	N/M	166.9	14.6	N/M
Total Atlantic City Region Total revenues	$521.0	$259.0	101.2%	$1,011.2	$442.2	128.7%
Income from operations	124.2	63.8	94.7%	220.0	106.5	106.6%
Property EBITDA	170.0	92.0	84.8%	310.4	155.0	100.3%

Harrah’s Properties include Harrah’s Atlantic City and Showboat Atlantic City.

Acquired Properties include Caesars Atlantic City and Bally’s Atlantic City.

Results rose because of the addition of two Caesars legacy properties in Atlantic City. Favorable weather and strong visitation to the region also contributed to higher results, which were partially offset by construction-related disruptions on the casino floors at Caesars, Harrah’s and Showboat.

Louisiana/Mississippi Region

LOUISIANA/MISSISSIPPI REGION

(in millions)

	2006	2005	Percent	2006	2005	Percent
	Second	Second	Increase	First Six	First Six	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Harrah’s Properties
Total revenues	$251.9	$242.9	3.7%	$466.6	$480.6	-2.9%
Income from operations	49.9	37.6	32.7%	96.6	78.9	22.4%
Property EBITDA	64.4	52.9	21.7%	126.6	108.9	16.3%
Acquired Properties
Total revenues	85.6	23.8	N/M	176.6	23.8	N/M
Income for operations	12.9	3.3	N/M	31.4	3.3	N/M
Property EBITDA	19.5	6.0	N/M	42.5	6.0	N/M
Total Louisiana/Mississippi Region
Total revenues	$337.5	$266.7	26.5%	$643.2	$504.4	27.5%
Income from operations	62.8	40.9	53.5%	128.0	82.2	55.7%
Property EBITDA	83.9	58.9	42.4%	169.1	114.9	47.2%

Harrah’s Properties include Harrah’s New Orleans, Horseshoe Bossier City, Louisiana Downs and Horseshoe Tunica.

Acquired Properties include Grand Casino Tunica, Sheraton Tunica and Grand Casino Biloxi.

The addition of Grand Casino Tunica and the Sheraton Tunica contributed to gains in the Louisiana/Mississippi region. Regional results also benefited from particularly strong performances at Harrah’s New Orleans and the Horseshoe properties in Bossier City and Tunica.

Illinois/Indiana Region

ILLINOIS/INDIANA REGION

(in millions)

	2006	2005	Percent	2006	2005	Percent
	Second	Second	Increase	First Six	First Six	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Harrah’s Properties
Total revenues	$215.4	$210.8	2.2%	$439.9	$416.3	5.7%
Income from operations	39.0	42.5	-8.2%	86.8	83.7	3.7%
Property EBITDA	49.1	50.7	-3.2%	104.0	99.8	4.2%
Acquired Properties
Total revenues	85.1	13.6	N/M	172.3	13.6	N/M
Income for operations	15.1	2.3	N/M	29.6	2.3	N/M
Property EBITDA	18.6	3.6	N/M	39.4	3.6	N/M
Total Illinois/Indiana Region
Total revenues	$300.5	$224.4	33.9%	$612.2	$429.9	42.4%
Income from operations	54.1	44.8	20.8%	116.4	86.0	35.3%
Property EBITDA	67.7	54.3	24.7%	143.4	103.4	38.7%

Harrah’s Properties include Horseshoe Hammond, Harrah’s Joliet and Harrah’s Metropolis.

Acquired Properties include Caesars Indiana.

New taxes assessed by Illinois against Harrah’s Joliet, as well as major road construction disruption near Horseshoe Hammond, impacted results. These factors were more than offset by the addition of Caesars Indiana to regional operations. The addition of a 258-room hotel at Harrah’s Metropolis in July is expected to contribute to growth at that property in future quarters.

Iowa/Missouri

IOWA/MISSOURI REGION

(in millions)

	2006	2005	Percent	2006	2005	Percent
	Second	Second	Increase	First Six	First Six	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total Iowa/Missouri Region
Total revenues	$199.5	$181.5	9.9%	$400.6	$364.7	9.8%
Income from operations	33.8	28.8	17.4%	65.4	62.5	4.6%
Property EBITDA	54.7	48.7	12.3%	108.7	100.1	8.6%

Harrah’s Properties include Harrah’s St. Louis, Harrah’s Council Bluffs, Horseshoe Council Bluffs and Harrah’s North Kansas City.

Recent expansions and renovations in this region, particularly the rebranding and expansion of Horseshoe Council Bluffs, are boosting the company’s market share in this region. Harrah’s St. Louis also reported strong results for the quarter.

Managed/International and Other

MANAGED/INTERNATIONAL/OTHER

(in millions)

	2006	2005	Percent	2006	2005	Percent
	Second	Second	Increase	First Six	First Six	Increase
	Quarter	Quarter	(Decrease)	Months	Months	(Decrease)
Total revenues	53.6	29.0	84.8%	123.2	51.1	141.1%
Income from operations	(26.5)	(16.9)	-56.8%	(29.9)	(13.6)	-119.9%
Property EBITDA	(8.2)	5.7	N/M	2.3	15.4	-85.1%

Managed, international and other results include income from our managed properties, results of our international properties and certain marketing and administrative expenses, including development costs, and income from our non-consolidated subsidiaries.

Results were significantly affected by the company’s pursuit of additional development opportunities, including Rhode Island, the Bahamas, Spain, Slovenia and Singapore, and the on-going master planning activities for Las Vegas and Atlantic City. Development and master planning expenses were $18 million in second quarter 2006 compared to $7 million in last year’s second quarter.  The company anticipates that development spending will continue at similar levels through the end of 2006.

Other Items

Second-quarter corporate expenses more than doubled from the year-ago quarter, to $46 million, due largely to the addition of option expense and corporate activities assumed in the Caesars transaction.

The company recorded $6 million in costs during the quarter related to the integration of Caesars.

The amortization of intangible assets increased over the prior year due to the addition of the amortization expense for intangible assets acquired in the Caesars transaction.

The company reported $12 million of project opening costs and other items, compared to $26 million reported in the prior year second quarter.  The second quarter 2006 charges included project opening costs incurred in connection with the opening of the re-branded Horseshoe Casino in Council Bluffs and the on-going development of Harrah’s Chester, as well as demolition costs incurred related to various remodeling and refurbishment projects.  The second quarter of 2005 included a $10 million endowment to the Harrah’s Foundation, a non-profit corporation that provides charitable contributions to qualifying organizations in communities served by Harrah’s; a $6 million charge related to the settlement of on-going litigation arising from a construction project; and a $3 million charge for the buyout of a lease contract at Showboat Atlantic City.

Interest expense increased 82 percent year-over-year due to increased debt levels from the Caesars acquisition as well as somewhat higher interest rates. The company incurred charges of $61 million due to the early extinguishments of debt during the second quarter.

The second-quarter effective income tax rate, after minority interest, was 37.7 percent, compared with a 39.7 percent second-quarter 2005 tax rate.

Discontinued Operations for 2006 include the financial results of the Grand Casino Gulfport, Reno Hilton and Flamingo Laughlin prior to their sales and of Harrah’s Lake Charles.  2005 results were restated to reflect the results of Harrah’s Lake Charles in Discontinued Operations.   Discontinued Operations for the 2005 second quarter also included the operating results of Harrah’s East Chicago and Harrah’s Tunica, which were sold in April 2005, and results of Reno Hilton and Flamingo Laughlin subsequent to their acquisition.

Weighted average shares outstanding for the second quarter were 187.1 million shares, compared to 125.3 million in the 2005 second quarter.  The increase is due primarily to the shares issued in June 2005 in connection with the Caesars acquisition.

Conference Call Details

Harrah’s Entertainment will host a conference call on July 27, 2006, at 9:00 a.m. Eastern Daylight Time to discuss second-quarter results.  Those interested in participating in the call should dial 1-888-399-2695, or 1-706-679-7646 for international callers, approximately 10 minutes before the call start time.  A taped replay of the conference call can be accessed at 1-800-642-1687, or 1-706-645-9291 for international callers, beginning at 10:00 a.m. EDT on Thursday, July 27.

The replay will be available through 11:59 p.m. EDT on Thursday, August 3.  The passcode number for the replay is 2629464.

Interested parties wanting to listen to the conference call may do so on the company’s Web site – www.harrahs.com – in the Investor relations section.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment through its operating subsidiaries.  Since its beginning in Reno, Nevada 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at its Web site – www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance and future financial results of Harrah’s.  These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein);  financial community and rating agency perceptions of Harrah’s; the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; the ability to timely and cost-effectively integrate into Harrah’s operations the companies that it acquires, including with respect to its acquisition of Caesars; access to available and feasible financing on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

-MORE-

HARRAH’S ENTERTAINMENT, INC.
CONSOLIDATED SUMMARY OF OPERATIONS
(UNAUDITED)

	Second Quarter Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In millions, except per share amounts)	2006	2005	2006	2005

Revenues (1)	$2,373.9	$1,423.4	$4,730.8	$2,642.6
Property operating expenses	(1,701.2)	(1,027.9)	(3,367.9)	(1,903.9)
Depreciation and amortization	(161.9)	(103.9)	(317.9)	(191.3)
Operating profit	510.8	291.6	1,045.0	547.4

Corporate expense	(45.7)	(21.9)	(88.2)	(38.3)
Caesars merger and integration costs	(6.4)	(16.7)	(19.8)	(20.7)
Income/(losses) on interests in nonconsolidated affiliates	1.0	—	3.1	(0.2)
Amortization of intangible assets	(16.1)	(3.4)	(35.8)	(6.9)
Project opening costs and other items	(11.9)	(26.0)	(19.5)	(30.5)

Income from operations	431.7	223.6	884.8	450.8
Interest expense, net of interest capitalized	(162.2)	(88.9)	(326.5)	(167.5)
Losses on early extinguishments of debt	(61.1)	—	(61.1)	(2.2)
Other income, including interest income	1.6	3.2	1.8	3.1

Income before income taxes and minority interests	210.0	137.9	499.0	284.2
Provision for income taxes	(77.7)	(53.6)	(183.3)	(108.9)
Minority interests	(3.6)	(3.0)	(9.5)	(5.5)
Income from continuing operations	128.7	81.3	306.2	169.8
Discontinued operations, net of tax	(0.1)	24.5	4.8	39.8
Net income	$128.6	$105.8	$311.0	$209.6

Earnings per share – basic
Income from continuing operations	$0.70	$0.66	$1.67	$1.44
Discontinued operations, net of tax	—	0.20	0.02	0.33
Net income	$0.70	$0.86	$1.69	$1.77

Earnings per share – diluted
Income from continuing operations	$0.69	$0.65	$1.64	$1.41
Discontinued operations, net of tax	—	0.19	0.02	0.33
Net income	$0.69	$0.84	$1.66	$1.74

Weighted average common shares outstanding	184.0	122.7	183.6	118.2
Weighted average common and common equivalent shares outstanding	187.1	125.3	187.2	120.8

(1)    See note (a) on Supplemental Operating Information.

HARRAH’S ENTERTAINMENT, INC.
SUPPLEMENTAL OPERATING INFORMATION
(UNAUDITED)

	Second Quarter Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In millions)	2006	2005	2006	2005
Revenues (a)
Las Vegas Region	$803.3	$316.1	$1,629.0	$564.9
Atlantic City Region	521.0	259.0	1,011.2	442.2
Louisiana/Mississippi Region	337.5	266.7	643.2	504.4
Iowa/Missouri Region	199.5	181.5	400.6	364.7
Illinois/Indiana Region	300.5	224.4	612.2	429.9
Other Nevada Region	158.5	146.7	311.4	285.4
Managed/International/Other	53.6	29.0	123.2	51.1
Total Revenues	$2,373.9	$1,423.4	$4,730.8	$2,642.6

Income from operations (a)
Las Vegas Region	$209.7	$79.5	$443.8	$149.3
Atlantic City Region	124.2	63.8	220.0	106.5
Louisiana/Mississippi Region	62.8	40.9	128.0	82.2
Iowa/Missouri Region	33.8	28.8	65.4	62.5
Illinois/Indiana Region	54.1	44.8	116.4	86.0
Other Nevada Region	25.7	21.3	49.1	36.9
Managed/International/Other	(26.5)	(16.9)	(29.9)	(13.6)
Corporate Expense	(45.7)	(21.9)	(88.2)	(38.3)
Caesars merger and integration costs	(6.4)	(16.7)	(19.8)	(20.7)

Total Income from operations	$431.7	$223.6	$884.8	$450.8

Property EBITDA (a) (b)
Las Vegas Region	$265.4	$102.0	$553.5	$187.4
Atlantic City Region	170.0	92.0	310.4	155.0
Louisiana/Mississippi Region	83.9	58.9	169.1	114.9
Iowa/Missouri Region	54.7	48.7	108.7	100.1
Illinois/Indiana Region	67.7	54.3	143.4	103.4
Other Nevada Region	39.2	33.9	75.5	62.5
Managed/International/Other	(8.2)	5.7	2.3	15.4
Total EBITDA	$672.7	$395.5	$1,362.9	$738.7

Project opening costs and other items (a)
Project opening costs	$(4.7)	$(3.6)	$(9.1)	$(5.4)
Write-downs, reserves and recoveries	(7.2)	(22.4)	(10.4)	(25.1)
Total Project openings costs and other items	$(11.9)	$(26.0)	$(19.5)	$(30.5)

(a)             In first quarter 2006, Harrah’s Lake Charles was classified as assets held-for-sale. Therefore, 2005 second quarter and six months results have been reclassified from Income from continuing operations to Discontinued operations.

(b)             Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of Income from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, Caesars merger and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to Income from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.
SUPPLEMENTAL INFORMATION
CALCULATION OF ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In millions, except per share amount)	Second Quarter Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

Income before income taxes and minority interests	$210.0	$137.9	$499.0	$284.2
Add:
Project opening costs and other items	11.9	26.0	19.5	30.5
Caesars merger and integration costs	6.4	16.7	19.8	20.7
Losses on early extinguishments of debt	61.1	—	61.1	2.2
Adjusted income before income taxes and minority interests	289.4	180.6	599.4	337.6
Provision for income taxes	(107.6)	(70.2)	(220.9)	(129.2)
Minority interests	(3.6)	(3.0)	(9.5)	(5.5)
Adjusted income from continuing operations	178.2	107.4	369.0	202.9
Discontinued operations, net of tax	(0.1)	24.5	4.8	39.8
Add/(deduct):
Gain on sale of discontinued operations, net of tax	—	(19.4)	—	(19.4)
Valuation allowance provided for unrealizable net operating loss carry-forwards related to Harrah’s Tunica	—	—	—	0.8
Project opening costs and other items, net of tax	0.1	—	(0.1)	0.1
Adjusted net income	$178.2	$112.5	$373.7	$224.2

Adjusted diluted earnings per share
From continuing operations	$0.95	$0.86	$1.97	$1.68
Net income	$0.95	$0.90	$2.00	$1.86

Weighted average common and common equivalent shares outstanding	187.1	125.3	187.2	120.8

(c)             Adjusted Earnings Per Share (Adjusted EPS) is a supplemental financial measure used by management, as well as industry analysts, to evaluate operations. However, Adjusted EPS should not be construed as an alternative to Earnings Per Share as determined in accordance with generally accepted accounting principles. Adjusted EPS as presented by our Company may not be comparable to similarly titled measures presented by other companies, as such measures may not be calculated consistently.

HARRAH’S ENTERTAINMENT, INC.
SUPPLEMENTAL INFORMATION
RECONCILIATION OF PROPERTY EBITDA TO INCOME FROM OPERATIONS
(UNAUDITED)

(In millions)

Second Quarter Ended June 30, 2006

	Las	Atlantic	Louisiana/	Iowa/	Illinois/	Other	Managed/
	Vegas	City	Mississippi	Missouri	Indiana	Nevada	International/
	Region	Region	Region	Region	Region	Region	Other	Total

Revenues	$803.3	$521.0	$337.5	$199.5	$300.5	$158.5	$53.6	$2,373.9
Property operating expenses	(537.9)	(351.0)	(253.6)	(144.8)	(232.8)	(119.3)	(61.8)	(1,701.2)
Property EBITDA	265.4	170.0	83.9	54.7	67.7	39.2	(8.2)	672.7
Depreciation and amortization	(50.3)	(36.1)	(18.2)	(19.2)	(12.6)	(12.9)	(12.6)	(161.9)
Operating profit	215.1	133.9	65.7	35.5	55.1	26.3	(20.8)	510.8
Amortization of intangible assets	(4.4)	(5.0)	(2.9)	(1.0)	0.9	(0.2)	(3.5)	(16.1)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	1.0	1.0
Project opening costs and other items	(1.0)	(4.7)	—	(0.7)	(1.9)	(0.4)	(3.2)	(11.9)
Corporate expense	—	—	—	—	—	—	(45.7)	(45.7)
Caesars merger and integration costs	—	—	—	—	—	—	(6.4)	(6.4)
Income from operations	$209.7	$124.2	$62.8	$33.8	$54.1	$25.7	$(78.6)	$431.7

Second Quarter Ended June 30, 2005

Revenues	$316.1	$259.0	$266.7	$181.5	$224.4	$146.7	$29.0	$1,423.4
Property operating expenses	(214.1)	(167.0)	(207.8)	(132.8)	(170.1)	(112.8)	(23.3)	(1,027.9)
Property EBITDA	102.0	92.0	58.9	48.7	54.3	33.9	5.7	395.5
Depreciation and amortization	(21.3)	(22.2)	(15.7)	(16.2)	(8.6)	(12.7)	(7.2)	(103.9)
Operating profit	80.7	69.8	43.2	32.5	45.7	21.2	(1.5)	291.6
Amortization of intangible assets	—	—	(1.3)	(1.0)	(0.3)	(0.2)	(0.6)	(3.4)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	—	—
Project opening costs and other items	(1.2)	(6.0)	(1.0)	(2.7)	(0.6)	0.3	(14.8)	(26.0)
Corporate expense	—	—	—	—	—	—	(21.9)	(21.9)
Caesars merger and integration costs	—	—	—	—	—	—	(16.7)	(16.7)
Income from operations	$79.5	$63.8	$40.9	$28.8	$44.8	$21.3	$(55.5)	$223.6

*                    Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our  CONSOLIDATED SUMMARY OF OPERATIONS.  See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional  income and expenses recorded in the determination of Net income and Earnings per share for the periods presented.

(In millions)

	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed/ International/ Other	Total
Six Months Ended June 30, 2006
Revenues	$1,629.0	$1,011.2	$643.2	$400.6	$612.2	$311.4	$123.2	$4,730.8
Property operating expenses	(1,075.5)	(700.8)	(474.1)	(291.9)	(468.8)	(235.9)	(120.9)	(3,367.9)
Property EBITDA	553.5	310.4	169.1	108.7	143.4	75.5	2.3	1,362.9
Depreciation and amortization	(100.1)	(71.1)	(35.8)	(37.7)	(24.0)	(25.4)	(23.8)	(317.9)
Operating profit	453.4	239.3	133.3	71.0	119.4	50.1	(21.5)	1,045.0
Amortization of intangible assets	(7.6)	(11.9)	(4.9)	(2.0)	(2.0)	(0.4)	(7.0)	(35.8)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	3.1	3.1
Project opening costs and other items	(2.0)	(7.4)	(0.4)	(3.6)	(1.0)	(0.6)	(4.5)	(19.5)
Corporate expense	—	—	—	—	—	—	(88.2)	(88.2)
Caesars merger and integration costs	—	—	—	—	—	—	(19.8)	(19.8)
Income from operations	$443.8	$220.0	$128.0	$65.4	$116.4	$49.1	$(137.9)	$884.8

Six Months Ended June 30, 2005

Revenues	$564.9	$442.2	$504.4	$364.7	$429.9	$285.4	$51.1	$2,642.6
Property operating expenses	(377.5)	(287.2)	(389.5)	(264.6)	(326.5)	(222.9)	(35.7)	(1,903.9)
Property EBITDA	187.4	155.0	114.9	100.1	103.4	62.5	15.4	738.7
Depreciation and amortization	(36.6)	(40.7)	(27.9)	(32.6)	(15.9)	(25.5)	(12.1)	(191.3)
Operating profit	150.8	114.3	87.0	67.5	87.5	37.0	3.3	547.4
Amortization of intangible assets	—	—	(2.6)	(2.0)	(0.6)	(0.4)	(1.3)	(6.9)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—	(0.2)	(0.2)
Project opening costs and other items	(1.5)	(7.8)	(2.2)	(3.0)	(0.9)	0.3	(15.4)	(30.5)
Corporate expense	—	—	—	—	—	—	(38.3)	(38.3)
Caesars merger and integration costs	—	—	—	—	—	—	(20.7)	(20.7)
Income from operations	$149.3	$106.5	$82.2	$62.5	$86.0	$36.9	$(72.6)	$450.8

*      Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS.  See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net income and Earnings per share for the periods presented.

(In millions)

	Second Quarter Ended June 30, 2006			Six Months Ended June 30, 2006
	Harrah’s Properties	Acquired Properties	Total Las Vegas Region	Harrah’s Properties	Acquired Properties	Total Las Vegas Region
Revenues	$246.8	$556.5	$803.3	$501.9	$1,127.1	$1,629.0
Property operating expenses	(167.2)	(370.7)	(537.9)	(334.2)	(741.3)	(1,075.5)
Property EBITDA	79.6	185.8	265.4	167.7	385.8	553.5
Depreciation and amortization	(18.2)	(32.1)	(50.3)	(35.6)	(64.5)	(100.1)
Operating profit	61.4	153.7	215.1	132.1	321.3	453.4
Amortization of intangible assets	—	(4.4)	(4.4)	—	(7.6)	(7.6)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—
Project opening costs and other items	(0.4)	(0.6)	(1.0)	(1.1)	(0.9)	(2.0)
Corporate expense	—	—	—	—	—	—
Caesars merger and integration costs	—	—	—	—	—	—
Income from operations	$61.0	$148.7	$209.7	$131.0	$312.8	$443.8

	Second Quarter Ended June 30, 2006			Six Months Ended June 30, 2006
	Harrah’s Properties	Acquired Properties	Total Atlantic City Region	Harrah’s Properties	Acquired Properties	Total Atlantic City Region
Revenues	$220.3	$300.7	$521.0	$429.8	$581.4	$1,011.2
Property operating expenses	(144.8)	(206.2)	(351.0)	(286.3)	(414.5)	(700.8)
Property EBITDA	75.5	94.5	170.0	143.5	166.9	310.4
Depreciation and amortization	(17.9)	(18.2)	(36.1)	(36.4)	(34.7)	(71.1)
Operating profit	57.6	76.3	133.9	107.1	132.2	239.3
Amortization of intangible assets	—	(5.0)	(5.0)	—	(11.9)	(11.9)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—
Project opening costs and other items	(4.0)	(0.7)	(4.7)	(5.5)	(1.9)	(7.4)
Corporate expense	—	—	—	—	—	—
Caesars merger and integration costs	—	—	—	—	—	—
Income from operations	$53.6	$70.6	$124.2	$101.6	$118.4	$220.0

(In millions)

	Second Quarter Ended June 30, 2006			Six Months Ended June 30, 2006
	Harrah’s Properties	Acquired Properties	Total Louisiana/ Mississippi Region	Harrah’s Properties	Acquired Properties	Total Louisiana/ Mississippi Region

Revenues	$251.9	$85.6	$337.5	$466.6	$176.6	$643.2
Property operating expenses	(187.5)	(66.1)	(253.6)	(340.0)	(134.1)	(474.1)
Property EBITDA	64.4	19.5	83.9	126.6	42.5	169.1
Depreciation and amortization	(13.5)	(4.7)	(18.2)	(27.0)	(8.8)	(35.8)
Operating profit	50.9	14.8	65.7	99.6	33.7	133.3
Amortization of intangible assets	(1.4)	(1.5)	(2.9)	(2.7)	(2.2)	(4.9)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—
Project opening costs and other items	0.4	(0.4)	—	(0.3)	(0.1)	(0.4)
Corporate expense	—	—	—	—	—	—
Caesars merger and integration costs	—	—	—	—	—	—
Income from operations	$49.9	$12.9	$62.8	$96.6	$31.4	$128.0

	Second Quarter Ended June 30, 2006			Six Months Ended June 30, 2006
			Total			Total
			Illinois/			Illinois/
	Harrah’s	Acquired	Indiana	Harrah’s	Acquired	Indiana
	Properties	Properties	Region	Properties	Properties	Region

Revenues	$215.4	$85.1	$300.5	$439.9	$172.3	$612.2
Property operating expenses	(166.3)	(66.5)	(232.8)	(335.9)	(132.9)	(468.8)
Property EBITDA	49.1	18.6	67.7	104.0	39.4	143.4
Depreciation and amortization	(7.8)	(4.8)	(12.6)	(15.4)	(8.6)	(24.0)
Operating profit	41.3	13.8	55.1	88.6	30.8	119.4
Amortization of intangible assets	(0.4)	1.3	0.9	(0.8)	(1.2)	(2.0)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—
Project opening costs and other items	(1.9)	—	(1.9)	(1.0)	—	(1.0)
Corporate expense	—	—	—	—	—	—
Caesars merger and integration costs	—	—	—	—	—	—
Income from operations	$39.0	$15.1	$54.1	$86.8	$29.6	$116.4

(In millions)

	Second Quarter Ended June 30, 2005			Six Months Ended June 30, 2005
			Total			Total
			Las			Las
	Harrah’s	Acquired	Vegas	Harrah’s	Acquired	Vegas
	Properties	Properties	Region	Properties	Properties	Region

Revenues	$238.3	$77.8	$316.1	$487.1	$77.8	$564.9
Property operating expenses	(158.1)	(56.0)	(214.1)	(321.5)	(56.0)	(377.5)
Property EBITDA	80.2	21.8	102.0	165.6	21.8	187.4
Depreciation and amortization	(15.1)	(6.2)	(21.3)	(30.4)	(6.2)	(36.6)
Operating profit	65.1	15.6	80.7	135.2	15.6	150.8
Amortization of intangible assets	—	—	—	—	—	—
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—
Project opening costs and other items	(1.1)	(0.1)	(1.2)	(1.4)	(0.1)	(1.5)
Corporate expense	—	—	—	—	—	—
Caesars merger and integration costs	—	—	—	—	—	—
Income from operations	$64.0	$15.5	$79.5	$133.8	$15.5	$149.3

	Second Quarter Ended June 30, 2005			Six Months Ended June 30, 2005
			Total			Total
			Atlantic			Atlantic
	Harrah’s	Acquired	City	Harrah’s	Acquired	City
	Properties	Properties	Region	Properties	Properties	Region

Revenues	$205.4	$53.6	$259.0	$388.6	$53.6	$442.2
Property operating expenses	(128.0)	(39.0)	(167.0)	(248.2)	(39.0)	(287.2)
Property EBITDA	77.4	14.6	92.0	140.4	14.6	155.0
Depreciation and amortization	(18.5)	(3.7)	(22.2)	(37.0)	(3.7)	(40.7)
Operating profit	58.9	10.9	69.8	103.4	10.9	114.3
Amortization of intangible assets	—	—	—	—	—	—
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—
Project opening costs and other items	(6.0)	—	(6.0)	(7.8)	—	(7.8)

Corporate expense	—	—	—	—	—	—
Caesars merger and integration costs	—	—	—	—	—	—
Income from operations	$52.9	$10.9	$63.8	$95.6	$10.9	$106.5

(In millions)

	Second Quarter Ended June 30, 2005			Six Months Ended June 30, 2005
			Total			Total
			Louisiana/			Louisiana/
	Harrah’s	Acquired	Mississippi	Harrah’s	Acquired	Mississippi
	Properties	Properties	Region	Properties	Properties	Region

Revenues	$242.9	$23.8	$266.7	$480.6	$23.8	$504.4
Property operating expenses	(190.0)	(17.8)	(207.8)	(371.7)	(17.8)	(389.5)
Property EBITDA	52.9	6.0	58.9	108.9	6.0	114.9
Depreciation and amortization	(13.0)	(2.7)	(15.7)	(25.2)	(2.7)	(27.9)
Operating profit	39.9	3.3	43.2	83.7	3.3	87.0
Amortization of intangible assets	(1.3)	—	(1.3)	(2.6)	—	(2.6)
Income on interests in nonconsolidated affiliates	—	—	—	—	—	—
Project opening costs and other items	(1.0)	—	(1.0)	(2.2)	—	(2.2)
Corporate expense	—	—	—	—	—	—
Caesars merger and integration costs	—	—	—	—	—	—
Income from operations	$37.6	$3.3	$40.9	$78.9	$3.3	$82.2

	Second Quarter Ended June 30, 2005			Six Months Ended June 30, 2005
			Total			Total
			Illinois/			Illinois/
	Harrah’s	Acquired	Indiana	Harrah’s	Acquired	Indiana
	Properties	Properties	Region	Properties	Properties	Region

Revenues	$210.8	$13.6	$224.4	$416.3	$13.6	$429.9
Property operating expenses	(160.1)	(10.0)	(170.1)	(316.5)	(10.0)	(326.5)
Property EBITDA	50.7	3.6	54.3	99.8	3.6	103.4
Depreciation and amortization	(7.3)	(1.3)	(8.6)	(14.6)	(1.3)	(15.9)
Operating profit	43.4	2.3	45.7	85.2	2.3	87.5
Amortization of intangible assets	(0.3)	—	(0.3)	(0.6)	—	(0.6)

Income on interests in nonconsolidated affiliates	—	—	—	—	—	—
Project opening costs and other items	(0.6)	—	(0.6)	(0.9)	—	(0.9)
Corporate expense	—	—	—	—	—	—
Caesars merger and integration costs	—	—	—	—	—	—
Income from operations	$42.5	$2.3	$44.8	$83.7	$2.3	$86.0

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